Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “General Information” and “Financial Highlights” in each Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in each Statement of Additional Information in Post-Effective Amendment No. 161 to the Registration Statement of SSGA Active Trust (Form N-1A, No. 333-173276).

We also consent to the incorporation by reference into the Statements of Additional Information of our reports, dated August 28, 2020, with respect to the financial statements of SPDR Blackstone/GSO Senior Loan ETF, SPDR DoubleLine Emerging Markets Fixed Income ETF, SPDR DoubleLine Short Duration Total Return Tactical ETF, SPDR DoubleLine Total Return Tactical ETF, SPDR MFS Systematic Core Equity ETF, SPDR MFS Systematic Growth Equity ETF, SPDR MFS Systematic Value Equity ETF, SPDR SSGA Global Allocation ETF, SPDR SSGA Income Allocation ETF, SPDR SSGA Multi-Asset Real Return ETF, SPDR SSGA Ultra Short Term Bond ETF, SPDR SSGA Fixed Income Sector Rotation ETF, SPDR SSGA US Sector Rotation ETF and State Street Defensive Global Equity Portfolio, included in the June 30, 2020 Annual Reports of SSGA Active Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 28, 2020